EXHIBIT 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Amendment No. 1 to the Annual Report of BorgWarner Inc. (the “Company”) on Form 10-K for the period ended December 31, 2017 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 28, 2018

/s/ Frederic B. Lissalde
Frederic B. Lissalde
President and Chief Executive Officer

/s/ Ronald T. Hundzinski
Ronald T. Hundzinski
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.